UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2009 Unitil Corporation entered into an amendment to its 364-day revolving credit facility with Bank of America, as administrative agent, and a syndicate of lenders, which was originally entered into on November 26, 2008 and previously amended as of January 2, 2009.

The amendment increases the aggregate commitments under the facility from $60 million to $80 million and establishes commitment fees and interest rates associated with the amended facility. On July 1, 2009 the aggregate commitments will be restored to the original $60 million. Except as expressly amended by the amendment, all other terms and conditions of the credit facility remain in full force and effect.

The foregoing description of the amendment to the credit facility is qualified in its entirety by reference to the full text of the amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment Agreement dated as of March 16, 2009 to the Credit Agreement dated as of November 26, 2008 and previously amended as of January 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Name:	Mark H. Collin
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement dated as of March 16, 2009 to the Credit Agreement dated as of November 26, 2008 and previously amended as of January 2, 2009.